STRUCTURED INVESTMENTS                                                                                                        MorganStanley
                                                                                                                                     SmithBarnley

                                                                                                                              Amendment No. 1 dated August 9, 2012 to
                                                                                                                              Free Writing Prospectus
                                                                                                                              Dated August 6, 2012
                                                                                                                              Registration Statement No. 333-178081
Client Strategy Guide: August 2012 Offerings                                                                                  Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.,
and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: August 2012 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	.... page 6 Contingent Income Auto-Callable Securities based on Wells Fargo & Company (WFC) by Morgan Stanley .... page 7

Leveraged Performance	.... page 8 PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 9

Strategic Offerings

Offerings with terms of more than 18 months

Leveraged Performance	Dual Directional Trigger PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 10 Buffered Jump Securities based on the iShares® Dow Jones U.S. Real Estate Index Fund (IYR) by Morgan Stanley .... page 11 .... page 12 Uncapped Enhanced Trigger Jump Securities based on the EURO STOXX 50® Index (SX5E) by Morgan Stanley .... page 13

Market-Linked Notes and Market-Linked Deposits - FDIC Insured	Market-Linked Notes with Past Performance Adjusted Contingent Coupon based on the Morgan Stanley ETF-MAP Index (Excess Return) (MSUSMA5E) by Morgan Stanley .... page 14 . ... page 15

Selected Risks & Considerations .... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. August 2012

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Client Strategy Guide: August 2012 Offerings                                                                                                                                          Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the  Structured  Investments  offerings  available through Morgan Stanley Smith
Barney through the date when the ticketing closes for each offering.  Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close  ticketing  early on any offering.  The  information  set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked  Certificate of Deposit.  You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration  statement  (including a prospectus)  with the Securities & Exchange  Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates.  Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable  pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

    For Registered Offerings Issued by Morgan Stanley:                               Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The securities  described herein (other than the market-linked  certificates of deposit) are not bank deposits and are not insured by the Federal Deposit  Insurance  Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings.  Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where  expressly  identified.  None of the issuers are  responsible for the filings made with the SEC by the other issuers identified in this document.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you              August 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Selected Features & Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:
o   Varying levels of exposure to potential capital appreciation or depreciation
o   Returns based on a defined formula
o   Variety of underlying assets, including equities, commodities, currencies and interest rates
o   Minimum investment of $1,000, unless otherwise noted
Key Risks
An investment in Structured  Investments involves a variety of risks. The following are some of the significant risks related to Structured  Investments. Please refer to the "Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of  Structured  Investments may be influenced by a variety of unpredictable  factors.  Several factors may influence the value of a particular Structured
Investment in the secondary  market,  including,  but not limited to, the value and volatility of the underlying  asset,  interest  rates,  credit spreads charged by the market for taking the applicable  issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.  In addition,  we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk. All payments on  Structured  Investments are dependent on the applicable  issuer's ability to pay all amounts due and therefore  investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing  supplement so specifies,  we may apply to list a Structured  Investment on a securities  exchange,  but it is not possible to predict whether any Structured  Investment  will meet the listing  requirements of that particular exchange, or if listed, whether any secondary market will exist.
Appreciation  potential or  participation in the underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential  loss of  principal.  The terms of a Structured  Investment  may not provide for the return of  principal  and an  investment  may result in a loss of some or all of your principal.  Even where  repayment of principal is provided for by the terms of the Structured  Investment,  it is still subject to the credit risk of the applicable  issuer and the applicable  issuer's  ability to repay its  obligations.  In addition,  you may receive less, and possibly  significantly  less, than the stated  principal  amount if you sell your investment prior to maturity.
Structured  Investments that provide for repayment of principal  typically do not make periodic interest payments.  Unlike ordinary debt securities,  Structured
Investments that provide for repayment of principal typically do not pay interest.  Instead, at maturity, the investor receives the principal amount plus a supplemental  redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the principal amount at maturity for Structured  Investments that provide for repayment of principal.  Because the supplemental redemption amount due at maturity on these  Structured  Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt  security.  The return of only the principal  amount at maturity may not  compensate  you for the effects of inflation or other factors  relating to the value of money over time.
Potential  conflicts.  The issuer of a Structured  Investment and its  affiliates may play a variety of roles in connection  with the  Structured  Investment,  including  acting as calculation  agent and hedging the issuer's  obligations  under the Structured  Investment.  Such activity could adversely  affect the payouts to investors on  Structured
Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular  Structured  Investment  offering.  Before you invest in any Structured
Investment,  you should thoroughly review the particular  investment's  prospectus and related offering  materials for a comprehensive  description of the risks and  considerations associated with the offering.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you              August 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: August 2012 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance** and **Access**.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2012

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                                    [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you              August 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Opportunities in country-regionplaceU.S. Equities

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      Enhanced Yield        |_|      Contingent Income Auto-Callable Securities based on Wells Fargo & Company (WFC)
---------------------------
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               o  Potential yield enhancement strategy for investors with a range-bound view                               |X| All principal is at risk under the terms of
                  on Wells Fargo & Company                                                                                     the securities
                  Opportunity to receive a contingent quarterly coupon, provided that the                                  |X| Investors will not participate in any
                  underlying stock closes at or above the predetermined downside threshold level on                            appreciation of the underlying stock and the
                  the related determination date                                                                               return on the securities will be limited to the
Strategy       o  The securities will be automatically redeemed for par plus the contingent                                    contingent quarterly coupons earned during the
Overview          coupon payment if, on any determination date, the closing price of the underlying                            term of the securities
                  stock is at or above the initial share price                                                  Risk       |X| Contingent quarterly payments may be zero
               o  The securities provide repayment of principal at maturity but only if the               Considerations       for some or all quarterly periods
                  underlying stock closes at or above the predetermined downside threshold level on                        |X| All payments are subject to the credit risk
                  the final determination date                                                                                 of the issuer
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Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.125% to 2.875% of the stated principal amount, but only with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 80% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated
principal amount and the contingent quarterly payment. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated principal amount and any contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value thereof, that will be significantly less than the principal amount of the securities if the closing price of the underlying stock is below the downside threshold level on the final determination date. Moreover, if on any determination date the closing price of the underlying stock is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value thereof, that are worth significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan
Stanley.

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Issuer                               Morgan Stanley
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Underlying Stock                     Wells Fargo & Company (WFC) common stock
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Maturity Date                        August    , 2013 (approximately 1 year)
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Early Redemption                     If, on any of the first three Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial
                                     Share Price, the securities will be automatically redeemed for an Early Redemption Payment on the third business day following the related
                                     Determination Date.
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Early Redemption Payment             The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
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Determination Closing Price          The closing price of the Underlying Stock on any Determination Date other than the Final Determination Date times the Adjustment Factor on such
                                     Determination Date
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Contingent Quarterly Payment         o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside
                                     Threshold Level, we will pay a Contingent Quarterly Payment of $0.2125 to $0.2875 (2.125% to 2.8755% of the Stated Principal Amount) per security on the related Contingent Payment Date.  The actual Contingent Quarterly Payment will be determined on the Pricing Date.
                                     o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold
                                     Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
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Determination Dates                  November    , 2012, February    , 2013, May    , 2013 and August    , 2013, subject to postponement for non-trading days and certain market
                                     disruption events. August    , 2013 is also referred to as the Final Determination Date.
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Contingent Payment Dates             With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date.  The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
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Payment at Maturity                  o If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent
                                     Quarterly Payment with respect to the Final Determination Date
                                     o If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the
                                     Exchange Ratio and the Adjustment Factor, each as of the Final Determination Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
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Initial Share Price                  The closing price of the Underlying Stock on the Pricing Date
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Final Share Price                    The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
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Exchange Ratio                       The Stated Principal Amount divided by the Initial Share Price
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Adjustment Factor                    1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
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Downside Threshold Level             80% of the Initial Share Price
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Issue Price/Stated Principal Amount  $10 per security
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Listing                              The securities will not be listed on any securities exchange.
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Expected Pricing Date1               This offering is expected to close for ticketing on Thursday, August 30, 2012
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1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you              August 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2012 Offerings Page 8

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. August 2012

MorganStanley SmithBarney

Client Strategy Guide: August 2012 Offerings Page 9

Opportunities in U.S. Equities

Leveraged Performance

PLUS℠ based on the S&P 500® Index (SPX)

Strategy Overview	• Leveraged exposure within a certain range of positive index performance and the same downside risk as a direct investment with 1-for-1 downside exposure • May be appropriate for investors anticipating moderate appreciation of the S&P 500® Index and seeking enhanced returns within a certain range of positive index performance, in exchange for an appreciation potential limited by the maximum payment at maturity
Risk Considerations	✓ All principal is at risk under the terms of the PLUS ✓ Full downside exposure to the S&P 500® Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

The PLUS are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has **appreciated** in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity. However, if the underlying index has **depreciated** in value, investors will lose 1% for every 1% decline. The PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the underlying index. **Investors may lose their entire initial investment in the PLUS.** The PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	September , 2013 (approximately 13 months)
Leverage Factor	300%
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value, $10 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value, $10 × Index Performance Factor *This amount will be less than or equal to the Stated Principal Amount of $10.*
Leveraged Upside Payment	$10 × Leverage Factor × Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	September , 2013 subject to adjustment for non-index business days and certain market disruption events
Maximum Payment at Maturity	$11.50 to $11.80 per PLUS (115% to 118% of the Stated Principal Amount) per PLUS. The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price/Stated Principal Amount	$10 per PLUS
Listing	The PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, August 30, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2012

Morgan Stanley Smith Barney
Client Strategy Guide: August 2012 Offerings
Page 10

Opportunities in U.S. Equities

Leveraged Performance

Dual Directional Trigger PLUS℠ based on the S&P 500® Index (SPX)

Strategy Overview	• Capped leveraged exposure to and limited protection against negative performance of the underlying index • Leverage feature only applies if the underlying index appreciates • Unleveraged positive return for a certain range of negative performance of the underlying index from the pricing date to the valuation date only if the underlying index closes at or above the specified trigger level on the valuation date • May be appropriate for investors who wish to outperform the underlying index in a moderately bullish or moderately bearish scenario
Risk Considerations	✓ All principal is at risk under the terms of the Dual Directional Trigger PLUS ✓ Full downside exposure to the underlying index without buffer if the underlying index closes below the trigger level on the valuation date ✓ Appreciation potential is limited to the maximum leveraged upside payment ✓ Does not provide for current income; no interest payments

The Dual Directional Trigger PLUS, or "Trigger PLUS," are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the S&P 500® Index, which we refer to as the underlying index, has **appreciated** in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, which is subject to the maximum leveraged upside payment. If the underlying index has **depreciated** in value but by no more than 20%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 20% return. However, if the underlying index has **depreciated** by more than 20% in value, investors will be negatively exposed to the full amount of the percentage decline in the underlying index and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. The Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum leveraged upside payment in exchange for the leverage and absolute return features that in each case apply to a limited range of performance of the underlying index. **Investors may lose their entire initial investment in the Trigger PLUS.** The Trigger PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the Trigger PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	August , 2014 (approximately 2 years)
Leverage Factor	150%
Trigger Level	80% of the Initial Index Value
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value: $10 + Leveraged Upside Payment ***In no event will this amount exceed the Stated Principal Amount plus the Maximum Leveraged Upside Payment.*** • If the Final Index Value is *less than or equal to* the Initial Index Value but is *greater than or equal to* the Trigger Level: $10 + ($10 × Absolute Index Return) ***In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the Underlying Index. In no event will this amount exceed the Stated Principal Amount plus $2.00*** • If the Final Index Value is *less than* the Trigger Level: $10 × Index Performance Factor ***This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 20%, and possibly all, of your investment.***
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Change
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Absolute Index Return	The absolute value of the Index Percent Change. For example, a -5% Index Percent Change will result in a +5% Absolute Index Return.
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Valuation Date
Valuation Date	August , 2014, subject to postponement for non-index business days and certain market disruption events
Index Performance Factor	Final Index Value / Initial Index Value
Maximum Leveraged Upside Payment	$2.20 to $2.60 per Trigger PLUS (22% to 26% of the Stated Principal Amount). The actual Maximum Leveraged Upside Payment will be determined on the Pricing Date.
Issue Price/Stated Principal Amount	$10 per Trigger PLUS
Listing	The Trigger PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, August 30, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2012

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Client Strategy Guide: August 2012 Offerings                                                                                                                                          Page 11
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Opportunities in country-regionplaceU.S. Equities

Leveraged Performance                    |_|      Buffered Jump Securities based on the iShares(R) Dow Jones U.S. Real Estate Index Fund (IYR)

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                                                                                                                  |X| 90% of principal is at risk under the terms of the
               o  Opportunity to earn the greater of a fixed upside payment and a                                     Buffered Jump Securities
                  return based on the performance of the iShares(R) Dow Jones U.S. Real                           |X| Full downside exposure to the negative performance of the
                  Estate Index Fund if the iShares(R) Dow Jones U.S. Real Estate Index Fund                           iShares(R) Dow Jones placecountry-regionU.S. Real Estate Index Fund
                  has appreciated as of the valuation date                                                            where the iShares(R) Dow Jones U.S. Real Estate Index Fund declines
Strategy       o  Provides a 10% buffer against a negative performance of the                                         in value by more than 10% as of the valuation date from its
Overview          iShares(R) Dow Jones U.S. Real Estate Index Fund                                                    initial value
               o  May be appropriate for investors who anticipate an appreciation of               Risk           |X| Does not provide for current income; no interest payments
                  the iShares(R) Dow Jones U.S. Real Estate Index Fund and are seeking a           Considerations |X| Investing in the Buffered Jump Securities exposes
                  limited buffer against depreciation of the iShares(R) Dow Jones U.S. Real                           investors to risks associated with an investment concentrated in
                  Estate Index Fund                                                                                   the real estate industry
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The Buffered Jump Securities offer the opportunity to earn a return based on the performance of the shares of the iShares(R) Dow Jones U.S. Real Estate Index Fund. Unlike ordinary debt securities, the Buffered Jump Securities do not pay interest and provide for the minimum payment at maturity of only 10% of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the underlying shares, as determined on the valuation date. If the underlying shares appreciate at all as of the valuation date, you will receive for each security that you hold at maturity an upside payment of $1.90 to $2.20 in addition to the stated principal amount. If the underlying shares appreciate by more than 19% to 22% as of the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the underlying shares. However, if the underlying shares decline in value by more than 10% as of the valuation date from the initial value, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. You could lose up to 90% of the stated principal amount of the securities. The Buffered Jump Securities are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income in exchange for the upside payment and buffer features that in each case apply to a limited range of performance of underlying shares. The securities are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan
Stanley.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                                 Morgan Stanley
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Shares                      Shares of the iShares(R) Dow Jones U.S. Real Estate Index Fund (IYR)
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                          August    , 2014 (approximately 2 years)
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                    o  If the Final Share Price is greater than the Initial Share Price:
                                                   $10 + the greater of (i) $10 x the Share Percent Change and (ii) the Upside Payment
                                       o  If the Final Share Price is less than or equal to the Initial Share Price but greater than or equal to 90% of the Initial Share
                                          Price, meaning the Final Share Price has remained unchanged or has declined from the Initial Share Price by an amount less than or equal to the Buffer Amount of 10%:
                                                   $10
                                       o  If the Final Share Price is less than 90% of the Initial Index Value, meaning the Final Share Price has declined from the Initial
                                          Share Price by more than the Buffer Amount of 10%:
                                                   $10 x (Share Performance Factor + 10%)
                                        Because the Share Performance Factor will be less than 90% in this scenario, this amount will be less, and potentially significantly less, than the Stated Principal Amount of $10, subject to the Minimum Payment at Maturity of $1 per security.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Upside Payment                         $1.90 to $2.20 per security (19% to 22%of the Stated Principal Amount), to be determined on the Pricing Date
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Share Percent Change                   (Final Share Price - Initial Share Price) / Initial Share Price
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Buffer Amount                          10%
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Minimum Payment at Maturity            $1 per security (10% of the Stated Principal Amount)
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity            There is no Maximum Payment at Maturity.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Initial Share Price                    The closing value of one Underlying Share on the Pricing Date
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                      The closing value of one Underlying Share on the Valuation Date times the Adjustment Factor on such date
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                         August    , 2014, subject to postponement for non-trading days and certain market disruption events
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Adjustment Factor                      1.0, subject to adjustment in the event of certain events affecting the Underlying Shares
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Share Performance Factor               Final Share Price / Initial Share Price
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount    $10 per security
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Listing                                The securities will not be listed on any securities exchange.
                                       ------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date1                 This offering is expected to close for ticketing on Thursday, August 30, 2012
                                       ------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you              August 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2012 Offerings Page 12

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. August 2012

Morgan Stanley Smith Barney

Client Strategy Guide: August 2012 Offerings

Page 13

Opportunities in International Equities

Leveraged Performance

Uncapped Enhanced Trigger Jump Securities based on the EURO STOXX 50® Index (SX5E)

Strategy Overview	• Opportunity to gain exposure to an international equity index and provide diversification of underlying asset class exposure • Limited protection against loss and can potentially outperform the underlying index for a certain range of performance of the underlying index due to the fixed percentage if the final index value is **above** 50% of the initial index value

Risk Considerations	✓ All principal is at risk under the terms of the Uncapped Enhanced Trigger Jump Securities ✓ Full downside exposure to the negative performance of the underlying index if the underlying index declines in value by more than 50% from the pricing date to the valuation date ✓ Does not provide for current income; no interest payments ✓ Risks associated with investments in securities linked to the value of foreign equity securities

Uncapped Enhanced Trigger Jump Securities, which we refer to as the securities, will pay an amount in cash at maturity that may be greater than or less than the stated principal amount depending on the closing value of the underlying index **on the valuation date**. If the closing value of the underlying index is **above** 50% of the initial index value on the valuation date, you will receive, in addition to the principal amount, a return based on the greater of the index percent change and the specified fixed percentage. However, if the closing value of the underlying index **is at or below** 50% of the initial index value on the valuation date, the payment at maturity will be solely based on the index percent change and, therefore, you will be fully exposed to the negative performance of the underlying index as of the valuation date. The securities are for investors who seek a foreign equity index-based return and who are willing to risk their principal and forgo current income in exchange for the potential of receiving at least the fixed percentage return if the final index value is above the specified downside threshold value. **The payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero.** The securities are senior unsecured notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	EURO STOXX 50® Index (SX5E)
Maturity Date	August , 2017 (approximately 5 years)
Payment at Maturity	• If the Final Index Value is ***above*** the Downside Threshold Value, the Index Return Amount will equal: $10 + [the greater of (i) the Index Percent Change and (ii) the Fixed Percentage] • If the Final Index Value is ***at or below*** the Downside Threshold Value, the Index Return Amount will equal: $10 x the Index Percent Change ***In this scenario, the Payment at Maturity will be equal to or less than $5 per Stated Principal Amount of securities and could be zero. There is no minimum payment at maturity on the securities.***
Fixed Percentage	38% to 43%. The actual Fixed Percentage will be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold Value	50% of the Initial Index Value
Maximum Payment at Maturity	There is no maximum payment at maturity.
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Valuation Date
Valuation Date	August , 2017, subject to adjustment for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, August 30, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

August 2012

                                                                                                                                                                          MorganStanley
                                                                                                                                                                                SmithBarney
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Client Strategy Guide: August 2012 Offerings                                                                                                                                          Page 14
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Opportunities in Equities, Commodities and Bonds

Market Linked Note                 |_|  Market-Linked Notes With Past Performance Adjusted Contingent Coupon based on the Morgan Stanley ETF-MAP Index (Excess Return) (MSUSMA5E)

-------------------------------------------------------------------------------------------        -----------------------------------------------------------------------------------
                                                                                                                    |X| Repayment of principal is available only at maturity
                                                                                                                        and is subject to the credit risk of the issuer
                                                                                                                    |X| The return on the notes depends on the performance of
                                                                                                                        the underlying index on each determination date and investors will not receive any contingent coupon if the index closing value on each determination date is less than or equal to the initial index value
                                                                                                                    |X| Investors will receive a contingent coupon only if the
                                                                                                                        index closing value on a determination date is greater than
               o  Opportunity to gain exposure to the Morgan Stanley ETF-MAP Index                                      both the initial index value AND, after the first
 Strategy      o  Repayment of principal at maturity, subject to the credit risk of                                     determination date, the index closing value on each prior
 Overview         Morgan Stanley                                                                                        determination date
               o  A contingent coupon payment on any annual contingent coupon payment                               |X| The underlying index embodies certain risks as
                  date if and only if the closing value of the underlying index on the                                  outlined under "Risk Factors" in the applicable pricing
                  related determination date is greater than the initial index value and,                               supplement, including risk that there can be no guarantee that
                  after the first determination date, greater than the determination index           Risk               the realized volatility of the underlying index will not be
                  value on each previous determination date                                          Considerations     less than or greater than the volatility target of 5%
               o  No exposure to any decline of the underlying index if the notes are                               |X| Risks associated with emerging markets equities and
                  held to maturity                                                                                      bonds, currency exchange rates and commodities
                                                                                                                    |X| The maturity date of the notes is a pricing term and
                                                                                                                        will be determined by Morgan Stanley on the pricing date
--------------------------------------------------------------------------------------------        -----------------------------------------------------------------------------------

The notes are senior unsecured obligations of Morgan Stanley and will have the terms described in the accompanying product supplement and prospectus, as supplemented and modified by the applicable pricing supplement. The notes offer the opportunity for investors to earn contingent coupons based on the performance of the underlying index on each determination date, as reduced by any prior contingent coupons. If the closing value of the underlying index on any determination date is greater than the initial index value and, after the first determination date, greater than its closing value on each prior determination date, we will pay a contingent coupon on the notes at a rate that is equal to the percentage increase in the value of the underlying index as of such determination date from the initial index value minus the sum of the contingent coupon rates, if any, for each of the previous determination dates. As a result of this reduction in the contingent coupon rate for any prior coupons paid on the notes, investors will receive a contingent coupon if the underlying index exceeds the initial index value but only to the extent that it also exceeds the highest level it achieved on any prior determination date. At maturity, we will pay per note the stated principal amount of $10 plus the contingent coupon, if any, payable with respect to the final determination date. The Morgan Stanley ETF-MAP Index is a rules-based quantitative strategy that attempts to maximize returns for a given level of risk. The underlying index components consist of U.S.-listed exchange-traded funds (ETFs) representing
country-regionplaceU.S. and non-U.S. equities, fixed income securities, commodities and cash. The underlying index is calculated on an excess return basis, and therefore its level is determined by the weighted return of the optimized portfolio of index components reduced by the return on an equivalent cash investment receiving the Federal Funds rate. The underlying index is rebalanced monthly based on the index methodology, which seeks to determine the asset portfolio that had the maximum historical return with 5% annualized volatility during the prior 60- business day period. There is also a daily adjustment to the allocation between the asset portfolio and cash component based on volatility of the asset portfolio. For more information, see "Underlying Index" in the applicable pricing supplement. The notes are for investors who are concerned about principal risk but seek exposure to a multiple asset-linked index and accept that the underlying index's volatility target feature may reduce upside performance in bullish markets, and who are willing to forgo market floating interest rates in exchange for the repayment of principal at maturity plus the potential to receive adjusted contingent coupons based on the performance of the underlying index. The notes are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the notes, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                                 Morgan Stanley
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                       Morgan Stanley ETF-MAP Index (Excess Return) (MSUSMA5E)
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                          December    , 2015 to February    , 2016 (approximately 3 years and 3 months to 3 years and 5 months), to be determined on the Pricing Date
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                    The payment due at maturity per $10 Stated Principal Amount will equal $10 plus any Contingent Coupon payable with respect to the final
                                       Determination Date
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Coupon                      If, on an annual Determination Date, the Determination Index Value is greater than the Initial Index Value and, after the first Determination
                                       Date, greater than the Determination Index Value(s) on each previous Determination Date, the notes will pay a Contingent Coupon on the related
                                       Contingent Coupon Payment Date equal to:
                                       Stated Principal Amount x Contingent Coupon Rate.
                                       Investors will not receive any Contingent Coupon on an annual Contingent Coupon Payment Date unless the index closing value on the related
                                       Determination Date is greater than the Initial Index Value AND greater than the closing value of the Underlying Index on each previous
                                       Determination Date, if any.
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Coupon Rate                 With respect to each Determination Date, Index Percent Change minus the sum of the Contingent Coupon Rates, if any, for each of the previous
                                       Determination Dates. The Contingent Coupon Rate will not be less than 0%.
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Change                   With respect to any Determination Date, (Determination Index Value - Initial Index Value) / Initial Index Value
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                    The index closing value on the Pricing Date
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Determination Index Value              The index closing value on the applicable Determination Date
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Determination Dates                    The third business day preceding each scheduled Contingent Coupon Payment Date, subject to postponement for non-index business days and certain market disruption events.
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Coupon Payment Dates        September   , 2013, September   , 2014, September   , 2015 and the Maturity Date
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Listing                                The notes will not be listed on any securities exchange.
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount    $10 per note
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date1                 This offering is expected to close for ticketing on Thursday, August 30, 2012
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you              August 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: August 2012 Offerings Page 15

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. August 2012

MorganStanley
                                                                                                                                                                                SmithBarney
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Client Strategy Guide: August 2012 Offerings                                                                                                                                          Page 16
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Selected Risks & Considerations
An investment in Structured Investments involves a variety of risks.  Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and  considerations.  For example,  some  underlying  assets have  significantly  higher  volatility  than others.  Before you invest in any  Structured
Investment,  you should  thoroughly  review the relevant  prospectus  and related  offering  materials for a  comprehensive  description of the risks  associated  with the Structured
Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All payments on Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment  are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured  Investment.  Investors are dependent on the applicable issuer's ability to pay periodic interest payments,  if any, and all amounts due on the Structured  Investment at maturity and therefore investors are subject to the credit risk of the applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured  Investment,  the investor's investment would be at risk and an investor could lose some or all of its investment.  Any decline in the applicable issuer's credit ratings  or  increase  in the  credit  spreads  charged by the market for taking  credit  risk of the issuer is likely to  adversely  affect the value of the  Structured  Investment.
Furthermore,  unless issued as market-linked certificate of deposit,  Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular  Structured  Investment may be sold prior to maturity will depend on a number of factors and may be substantially  less than the amount for which they were  originally  purchased.  Some of these factors  include,  but are not limited to: (i) changes in the level of the underlying  asset or reference  index,  (ii)  volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities  includes the agent's  commissions and expected profit. You may receive less, and possibly  significantly  less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary  market for a particular  Structured  Investment and you should be prepared to hold your  investments  until maturity.  If the applicable  pricing supplement so specifies,  we may apply to list a particular Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured Investment will meet the listing  requirements  of that  particular  exchange,  or if listed,  whether any  secondary  market will exist.  Therefore,  there may be little or no secondary  market for
Structured  Investments.  Issuers may,  but are not  obligated  to, make a market in the  Structured  Investments.  Even if there is a secondary  market for a  particular  Structured
Investment,  it may not provide  enough  liquidity  to allow you to trade or sell your  Structured  Investment  easily.  Because it is not  expected  that other  broker-dealers  will participate  significantly in the secondary market for Structured  Investments,  the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another  broker-dealer  affiliated  with the particular  issuer of the security is willing to transact.  If at any time Morgan Stanley
Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference  index to which a specific  Structured  Investment is linked should not be taken as an indication of the future  performance of the underlying  asset or reference  index during the term of the Structured Investment.  Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment,  but it is impossible to predict whether such levels will rise or fall.

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you              August 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                          MorganStanley
                                                                                                                                                                                SmithBarney
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Client Strategy Guide: August 2012 Offerings                                                                                                                                          Page 17
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Conflicts of Interest
The applicable issuer, its affiliates,  Morgan Stanley Smith Barney and/or its affiliates may be market  participants.  The applicable issuer, one or more of its affiliates or Morgan
Stanley Smith Barney or its affiliates may,  currently or in the future,  publish research reports with respect to movements in the underlying asset to which any specific  Structured
Investment is linked. Such research is modified from time to time without notice and may express opinions or provide  recommendations that are inconsistent with purchasing or holding a specific  Structured  Investment or Structured  Investments  generally.  Any of these  activities  could affect the market value of a specific  Structured  Investment or Structured
Investments generally.

In most Structured  Investments,  an affiliate of Morgan Stanley or the applicable  issuer is designated to act as calculation  agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading  activity by the issuer and its  subsidiaries  and affiliates  could  potentially  adversely  affect the value of the Structured  Investments.  We expect that the calculation  agent and its affiliates for a particular  Structured  Investment will carry out hedging  activities  related to that  Structured  Investment,  including  trading in the underlying  asset,  as well as in other  instruments  related to the underlying  asset.  The issuer's  subsidiaries  and  affiliates may also trade in the underlying  asset and other instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these hedging or trading  activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured  Investments.  Assuming no change in market conditions or any other relevant factors,  the price, if any, at which any dealer is willing to purchase  Structured  Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes,  and secondary market prices are likely to exclude,  commissions paid with respect to the
Structured Investments,  as well as the cost of hedging the applicable issuer's obligations under the Structured  Investments.  The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition,  any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.
In the event that FDIC insurance  payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued  minimum index  interest,  if any, as prescribed by law, and subject to the applicable  FDIC insurance  limits.  FDIC insurance is not available for any index interest if the applicable  issuer fails prior to the maturity  date, in the case of the MLDs.  FDIC insurance is also not available for any secondary  market  premium paid by a depositor  above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you              August 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                          MorganStanley
                                                                                                                                                                                SmithBarney
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Client Strategy Guide: August 2012 Offerings                                                                                                                                          Page 18
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The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of
Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia
Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan
Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the
Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by
Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In country-regionplaceSnAustralia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian
Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request.
This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUSSM" is a service mark of Morgan Stanley.

"Standard & Poor's(R)," "S & P(R)" and "S & P 500(R)" are trademarks of Standard & Poor's Financial Services LLC ("S & P") and have been licensed for use.  The securities are not sponsored, endorsed, sold or promoted by S & P, and S & P makes no representation regarding the advisability of investing in the securities.

iShares(R) is a registered mark of BlackRock Institutional Trust Company, N.A.

"EURO STOXX 50(R)" and "STOXX(R)" are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.

Copyright (C) by Morgan Stanley 2012, all rights reserved.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you              August 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.